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                                                                    EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "AGREEMENT") dated this _____ day of ___________, ____ is between XPEDIOR INCORPORATED, a Delaware corporation, ("CORPORATION") and ___________ ("INDEMNITEE").

                                   BACKGROUND

         The Corporation has requested that Indemnitee serve as an officer and/or director of the Corporation and/or one or more of its subsidiaries or affiliates and, as partial consideration for the agreement by Indemnitee to serve and to continue to serve as an officer and/or an director of the Corporation and/or one or more of its subsidiaries or affiliates, the Corporation has agreed to enter into this Agreement providing for indemnification by Corporation of Indemnitee for matters contained herein to the fullest extent allowed by applicable law.

                                    AGREEMENT

         Accordingly, in consideration of the premises, the Corporation and Indemnitee agree as follows:

         Section 1. Third Party Actions. The Corporation shall indemnify the Indemnitee in the event Indemnitee is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in the event Indemnitee is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in


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connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Successful Defense. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 4. Determination of Conduct. The determination that the Indemnitee has met the applicable standard of conduct set forth in Sections 1 and 2 (unless indemnification is ordered by a court) shall be made (1) by a majority vote of the directors of the Corporation who were not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 5. Payment of Expenses in Advance. Expenses (including attorneys' fees) incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the specific case upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Agreement.

         Section 6. Non-Exclusivity. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to Indemnitee if he has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall also make advances with respect to indemnifying Indemnitee and making payments on behalf of or to reimburse Indemnitee for, any costs or expenses (including attorneys' fees), judgments or fines or amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative as set forth in Sections 1 and 2 to the extent not inconsistent with law as evidenced by an opinion of counsel.

         Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of Indemnitee against any liability asserted against him and incurred by him in his capacity as director, officer, employee, fiduciary or agent of the Corporation or as director, officer, employee, fiduciary


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or agent of another corporation, partnership, joint venture, trust or other enterprise if he is serving in such capacity at the request of the Corporation, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Agreement or its bylaws.

         Section 8. Meanings of Certain Terms. For purposes of this Agreement, reference to the "CORPORATION" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, fiduciaries or agents, so that Indemnitee, if he is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, fiduciary or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

         Section 9. Construction of Agreement. The Corporation shall indemnify and advance expenses for Indemnitee who serves in any of the capacities referred to in Sections 1 or 2 of this Agreement to the fullest extent that a corporation may grant indemnification and advancement of expenses to a person serving in any such capacity under applicable law as the same exists or may be hereafter amended. This Agreement shall constitute authorization of indemnification and advancement of expenses as required by applicable law and it is the intent of this Agreement to make mandatory any indemnification and advancement of expenses permitted under applicable law as the same may exist or may be hereafter amended. To the extent applicable law is amended to permit or require indemnification in additional cases, this Agreement shall automatically be amended to require indemnification of Indemnitee in such additional cases.

         Section 10. General. This agreement will be construed under and in accordance with the laws of the State of Delaware and be enforceable to the maximum extent permitted by applicable law. In the event that Indemnitee institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Corporation all attorneys' fees and disbursements incurred by him.


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         If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected. The Corporation hereby irrevocably consents and agrees that any legal action or proceeding arising out of or in any way connected with this Agreement may be instituted or brought in the courts of the State of Texas or the United States of America for the Southern District of Texas, Houston Division, as the party asserting rights to indemnify hereunder may elect, and by execution and delivery of this Agreement, Corporation hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally the jurisdiction of any such court, and to all proceedings in such courts with respect to all matters governed by this Agreement.

         The Corporation further agrees that final judgment against it in any such legal action or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the indebtedness.

         This Agreement shall be binding upon and insure to the benefit of Indemnitee and his respective heirs, executors, administrators, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed this agreement in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument on this the ____ day of ____________,
____.

                                           CORPORATION

                                           XPEDIOR INCORPORATED

                                           By:
                                              ------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------


                                           INDEMNITEE



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                                                       [NAME]
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